                         EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS
                            (In thousands, except per share amounts)

                                                         Three Months Ended            Six Months Ended
                                                             October 31,                  October 31,
                                                    -------------------------     --------------------------
                                                       1997           1996           1997           1996
                                                    ----------     ----------     ----------      ----------
Primary:
  Earnings:
    Net loss                                          $  (467)       $  (456)       $  (719)      $  (1,083)

  Shares:
    Weighted average shares outstanding                 5,036          5,036          5,036           5,036

  Per share amounts:
    Net loss                                          $  (.09)       $  (.09)       $  (.14)      $    (.22)
                                                    ----------     ----------     ----------      ----------
                                                    ----------     ----------     ----------      ----------

Fully diluted (A):
  Earnings:
    Net loss                                          $  (467)       $  (456)       $  (719)      $  (1,083)

  Shares:
    Weighted average shares outstanding                 5,036          5,036          5,036           5,036
    Net shares issuable on exercise of certain
      stock options                                        --             25             --              67
                                                    ----------     ----------     ----------      ----------
    Weighted average shares outstanding,
      as adjusted                                       5,036          5,061          5,036           5,103

  Per share amounts:
    Net loss                                          $  (.09)       $  (.09)       $  (.14)      $    (.21)
                                                    ----------     ----------     ----------      ----------
                                                    ----------     ----------     ----------      ----------

Note A: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.


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